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                                                                    EXHIBIT 23.7

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of Cogentrix Energy, Inc., our report dated February 28, 1997 relating to the consolidated financial statements of Compania Boliviana de Energia Electrica S.A. -- Bolivian Power Company Limited and its subsidiaries, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/  PricewaterhouseCoopers LLP

La Paz, Bolivia
March 12, 1999